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                                                                    Exhibit 10.1

                  CITRIX BUSINESS ALLIANCE MEMBERSHIP AGREEMENT

This Agreement ("Agreement") is between:

CITRIX SYSTEMS, INC. ("Citrix"), a Delaware corporation, located at 6400 NW 6th Way, Fort Lauderdale, Florida 33309, and Invnsys Technology Corporation, a Phoenix, AZ, corporation, located at: 2331 W. Royal Palm #105, Phoenix, Arizona 85021 (the Citrix Business Alliance Member or "CBA Member").

Whereas, CBA Member desires to enter into an alliance marketing relationship and to recommend computer solutions to its customers in accordance with this Membership Agreement; and

Whereas, Citrix desires to supply Citrix software and provide marketing services and technical support on Citrix products to assist CBA Member in recommending solutions to its customers, resellers and channel partners;

Now, therefore, in consideration of the mutual promises contained herein, the parties agree as follows:

1. CBA MEMBER OBLIGATIONS. Pursuant to this Agreement, Member makes the following promises and undertakes the following obligations to Citrix:

The Annual fee is waived through December 31, 1999 and will be invoiced on January 1, 2000 and each September 1st thereafter, if renewed by Member. Initial term Fee will be prorated based on effective date of agreement.

The CBA Member shall pay the annual fee set forth in the applicable Program Track for the products and services provided by Citrix pursuant to this Agreement which shall be submitted to Citrix with CBA Member's signed copy of this Agreement. In addition, CBA Member agrees to Program Track requirements in effect upon the Effective Date of this Agreement.

2. CITRIX OBLIGATIONS. During the term and pursuant to the terms of this Agreement, Citrix undertakes the obligations to CBA Member set forth in the Program Track applicable to this Agreement.

3.       TRADEMARKS.

3.1 During the term of this Agreement, CBA Member shall have the right to identify itself as a CBA Member. Citrix may also identify CBA Member as an Alliance Member.

3.2 During the term of this Agreement, CBA Member may refer to Citrix products using the Citrix product trademarks if the reference is not misleading and does not indicate or imply Citrix's endorsement, testing, or approval of any other product or of any service offered by CBA Member. The appropriate trademark symbol (either "(TM)" [standard trademark] or (R) [registered trademark] in superscript following the product name) shall be used whenever a Citrix product name is mentioned in any advertisement, brochure, or material circulated or published in any form whatsoever by CBA Member. The appropriate trademark symbol must be used in conjunction with, at least, the first reference to each Citrix product in all CBA Member's publications.

3.3 CBA Member may also have the right to use certain other Citrix trademarks in order to inform the public that CBA Member's products contain, or are compatible with, Citrix technology or products. CBA Members' rights and obligations with respect to such mark(s) shall be governed by an appropriate Trademark License Agreement to be included as an attachment to this Agreement.

4        Confidentiality.

4.1 Each party expressly undertakes to retain in confidence the terms and conditions of this Agreement and all information transmitted to the other that the disclosing party has identified in writing as confidential.

4.2 Either party may disclose confidential information as required by governmental or judicial order, provided such party gives the other party prompt written notice prior to such disclosure and complies with any protective order (or equivalent) imposed on such disclosure.

4.3 Neither party shall have an obligation to maintain the confidentiality of information that

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(i) it received rightfully from a third party prior to its receipt to the disclosing party; (ii) the disclosing party has disclosed to a third party without any obligation to maintain to such information in confidence; or (iii) is independently developed by the obligated party. Each party's obligation under this Section shall survive the expiration or earlier termination of this Agreement and shall extend to the earlier of such time as the information protected hereby falls into the public domain through no fault of the obligated party or five (5) years following termination or expiration of this Agreement.

5.       TERM AND TERMINATION.

5.1 This Agreement shall take effect on the date of its execution by Citrix ("Effective Date"), and unless terminated earlier as provided herein, shall continue for a period of two (2) years from the Effective Date. Thereafter, this Agreement shall automatically renew for additional one (1) year terms. Program benefits are provided in accordance with the Program Track policies and procedures in effect when a specific benefit is requested. CBA Member understands that, at any time within Citrix's sole discretion, Citrix may add to or cancel any CBA Program Track benefits.

5.2 Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the giving of thirty (30) days' prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement.

5.3 Upon expiration or termination of this Agreement, CBA Member shall immediately cease use of any Citrix trademarks licensed hereunder, and shall cease to represent itself as a CBA Member.

6.       NEW PRODUCTS.

6.1 Notwithstanding any other provisions of this Agreement, Citrix may elect at any time during the term of this Agreement to announce new Citrix products to which the terms and conditions of this Agreement may not apply. New versions (upgrades), minor product revisions (updates), and maintenance releases of existing titles are not considered new Citrix products.

7.       WARRANTIES/LIMITED WARRANTIES.

7.1 Citrix warrants Citrix products on the terms set out in the license agreement accompanying each such product. THESE LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT AND OF ALL OTHER OBLIGATIONS, CONDITIONS, OR LIABILITIES ON CITRIX'S PART EXCEPT AS OTHERWISE PROVIDED BY APPLICABLE LAW.

8.       INDEMNITY.

8.1 CBA Member shall defend, indemnify, and hold harmless Citrix from and against all liabilities, claims, costs, fines, and damages of any type (including attorneys' fees) arising out of or in any way related to CBA Member's delivery of services and/or representations made by CBA Member to its customers.

8.2 CBA Member agrees that Citrix has the right but not the obligation to defend, or at Citrix's option, to settle any claim, suit or proceeding brought against CBA Member based on a claim that any products or materials supplied to CBA Member under this Agreement infringe upon any United States patent or copyright or violate the trade secret rights of any United States party (hereinafter "Infringement Claims") provided that CBA Member notifies Citrix in writing within seven (7) days of notification or discovery of an Infringement Claim. CBA Member agrees that Citrix will have sole control over the defense or settlement of any Infringement Claim, and CBA Member will provide reasonable assistance in the defense of the same (Citrix will reimburse CBA Member for reasonable expenses incurred in providing such assistance). Any favorable monetary award, judgment, or settlement will belong exclusively and entirely to Citrix.

9.       LIMITATION OF LIABILITY.

9.1 EXCEPT FOR CLAIMS UNDER SECTION 8 OR CLAIMS FOR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, AND SUBJECT TO APPLICABLE LAW, NEITHER PARTY OR


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ITS SUPPLIERS OR ITS LICENSORS SHALL BE LIABLE TO THE OTHER FOR ANY DIRECT,
INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE
LIKE) ARISING OUT OF ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY. IN ANY EVENT, EXCEPT AS OTHERWISE PROVIDED BY LAW, THE LIABILITY OF CITRIX OR ITS SUPPLIERS, WHETHER FOR NEGLIGENCE, BREACH OF CONTRACT, BREACH OF WARRANTY, OR OTHERWISE, SHALL, IN THE AGGREGATE, NOT EXCEED THE AMOUNT PAID TO CITRIX BY CBA MEMBER HEREUNDER.

10.      GENERAL.

10.1 Except as expressly granted herein, no license regarding the use of Citrix's copyrights, patents, trademarks or trade names is granted or will be implied.

10.2 If a particular provision of the Agreement is terminated or held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, this Agreement shall remain in full force and effect as to the remaining provisions.

10.3 No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

10.4 Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, franchise or agency relationship between Citrix and CBA Member.

10.5 CBA Member is an independent business and agrees that it shall not make any representation that might indicate to any third party that CBA Member has authority to act on Citrix's behalf or to bind Citrix to any representation or warranty. CBA Member shall not hold itself out as an agent of Citrix, or attempt to bind Citrix to any third-party agreement.

10.6 This Agreement, and any rights or obligations hereunder, shall not be assigned or sublicensed by CBA Member, without prior written consent from Citrix.

10.7 This Agreement shall be governed by the laws of the State of Florida and CBA Member consents to jurisdiction and venue in the state and federal courts sitting in the State of Florida. If either Citrix or CBA Member employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

10.8 The making, execution and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those herein expressed.

10.9 No term or provision of this Agreement may be changed, waived, discharged or terminated except by a writing singed by duly authorized officers of the parties hereof. The terms of any other documents or electronic communications exchanged (including the terms set forth on any purchase order) shall be of no force or effect unless incorporated herein as a modification or addition to the terms of this Agreement.

10.10 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications including all prior and current Citrix Authorized Reseller and Citrix Authorized Premier Reseller Agreements. It shall not be modified except by a written agreement dated subsequent to the Effective Date of the Agreement and signed on behalf of CBA Member and Citrix by their respective duly authorized representations.


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ACCEPTED BY CBA MEMBER

Company Name:

Invnsys Technology Corporation
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Authorized Signature:

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Name (printed):

Mark Perkins
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Title:

Vice President - Operations
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Date:

2-10-99
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ACCEPTED BY CITRIX SYSTEMS, INC.

Authorized Signature:

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Name (printed):

Marc-Andre Boisseau
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Title:

Controller
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Date:

2/22/99
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